Exhibit 99.1

KROGER REPORTS SECOND QUARTER RESULTS
Identical Supermarket Sales Rose 5.8% with Fuel and 5.1% without Fuel
Company Raises Fiscal 2007 Identical Sales and Earnings Guidance

     CINCINNATI, Ohio, September 18, 2007 – The Kroger Co. (NYSE: KR) today reported total sales increased 6.6% to $16.1 billion for the second quarter ended August 18, 2007. Identical supermarket sales increased 5.8% with fuel and 5.1% without fuel. This is the ninth consecutive quarter Kroger has reported identical supermarket sales, excluding fuel, in excess of 3%.

     Net earnings in the second quarter totaled $267.3 million, or $0.38 per diluted share. Net earnings in the same period last year were $209.0 million, or $0.29 per diluted share.

     “We are very pleased with our second quarter results,” said David B. Dillon, Kroger chairman and chief executive officer. “Our associates understand the importance of placing our customers first in their daily decisions. These results show we are connecting with our diverse customer base in a variety of ways, including service, price and products.”

      Highlights of the second quarter included:

  FIFO gross margin increased 47 basis points to 23.94% of sales (Table 1). Excluding the effect of retail fuel operations (Table 4), FIFO gross margin increased 51 basis points. During the quarter, the Company passed along higher product costs. Gross margin also benefited from lower shrink, distribution costs and advertising expense as a rate of sales.
  Operating, general and administrative (OG&A) costs as a percentage of sales increased 2 basis points to 17.52%. Excluding the effect of retail fuel operations, OG&A increased 16 basis points. Excluding adjustments to closed store liabilities and costs associated with the Scott's and Farmer Jack acquisitions, Kroger's second quarter OG&A rate declined compared to the same period last year.

  Capital investment totaled $480.9 million, excluding acquisitions, compared to $361.2 million a year ago (Table 3).
  Net total debt was $6.7 billion, an increase of $362 million from a year ago (Table 5). Total debt was $6.7 billion, a reduction of $274 million from a year ago. Kroger’s net total debt to EBITDA ratio was 1.77, compared with 1.87 during the same period last year. (Table 5)
  Under its stock repurchase programs, Kroger repurchased 21.2 million shares of stock at an average price of $27.21 for a total investment of $578.1 million. At the end of the second quarter, $612.0 million remained under the $1 billion stock repurchase program announced in June 2007. Kroger's long-term financial strategy is to use free cash flow to repurchase shares and pay dividends while maintaining a solid investment grade rating.

Fiscal 2007 Year-to-Date Results

     During the first two quarters of fiscal 2007, total sales increased 6.7% to $36.9 billion. For the same period, identical supermarket sales, excluding fuel, increased 5.1%.

     The Company’s operating margin for the first two quarters of fiscal 2007 increased 17 basis points. Excluding fuel and first quarter charges for labor unrest in 2007 and certain legal expenses in 2006, Kroger’s operating margin for the first two quarters of fiscal 2007 increased 5 basis points.

     Net earnings for the first two quarters of fiscal 2007 were $603.8 million, or $0.85 per diluted share. Net earnings for the same period in fiscal 2006 were $515.4 million, or $0.71 per diluted share

      "Kroger's earnings per share growth in fiscal 2007 will be driven by strong identical sales growth, a slightly improved operating margin, and fewer shares outstanding," Mr. Dillon said. "The performance of Kroger's business through the first half of 2007 exceeded our expectations, and our momentum heading into the second half of the year causes us to raise our identical sales and earnings guidance for fiscal 2007."

Guidance

     Kroger now anticipates identical supermarket sales growth of 4 – 5% for the full year, excluding fuel sales. The Company expects to earn $1.64 – $1.67 per diluted share in fiscal 2007, up from the previous range of $1.60 – $1.65 per diluted share. The updated guidance equates to 12 – 14% growth from adjusted fiscal 2006 earnings of $1.47 per diluted share (Table 6). It incorporates a higher estimated LIFO charge of $110 million, which is $60 million more than the Company originally anticipated for fiscal 2007. In addition, Kroger’s dividend currently adds slightly over 1% to shareholder return.

     “Kroger’s results reflect the hard work of our associates. We appreciate their focus on improving our customers’ shopping experience, which is the foundation for delivering value to our shareholders,” Mr. Dillon said.

     Looking beyond 2007, the Company confirmed that it expects identical supermarket sales growth in the 3 – 5% range with a slightly improving operating margin, excluding fuel sales.

     Headquartered in Cincinnati, Ohio, Kroger is one of the nation’s largest retail grocery chains. In 2006, the Company donated $150 million to help hunger relief efforts across the country, raise awareness of breast cancer, and support local schools and organizations in the communities it serves. At the end of the second quarter of fiscal 2007, the Company operated (either directly or through its subsidiaries) 2,491 supermarkets and multi-department stores in 31 states under two dozen local banners including Kroger and Kroger Marketplace, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith’s and Smith’s Marketplace, Fry’s and Fry’s Marketplace, Dillons and Dillons Marketplace, QFC and City Market. Kroger also operated (either directly or through subsidiaries, franchise agreements, or operating agreements) 780 convenience stores, 406 fine jewelry stores, 664 supermarket fuel centers and 42 food processing plants. For more information about Kroger, please visit our web site at www.kroger.com.

# # #

This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by the words “anticipates,” “expects,” and “estimated.” Increased competition, weather and economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, the impact our other stores located in proximity to existing stores (the “sister store” impact) have on sales at those existing stores, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our identical supermarket sales growth, earnings per share, and earnings per share growth. Earnings per share and earnings per share growth also will be affected by the number of shares outstanding and our success in reducing the number of shares outstanding. Our estimate of LIFO charge could be different than anticipated if the mix of our products sold or product cost inflation changes. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. We assume no obligation to update the information contained herein. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (ET) on September 18, 2007 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through September 28, 2007.

# # #

Media Contact:	Meghan Glynn (513) 762-1304
Investor Contact:	Carin Fike (513) 762-4969

Table 1.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	SECOND QUARTER				YEAR TO DATE
	2007		2006		2007		2006
SALES	$16,139.0	100.00%	$15,138.5	100.00%	$36,864.6	100.00%	$34,553.7	100.00%
MERCHANDISE COSTS, INCLUDING ADVERTISING,
WAREHOUSING AND TRANSPORTATION (a),
AND LIFO CHARGE (b)	12,314.7	76.30	11,597.3	76.61	28,148.6	76.36	26,256.4	75.99
OPERATING, GENERAL AND ADMINISTRATIVE (a)	2,827.2	17.52	2,649.2	17.50	6,435.8	17.46	6,177.5	17.88
RENT	149.2	0.92	153.4	1.01	338.3	0.92	349.1	1.01
DEPRECIATION	310.8	1.93	290.3	1.92	714.6	1.94	677.7	1.96
OPERATING PROFIT	537.1	3.33	448.3	2.96	1,227.3	3.33	1,093.0	3.16
INTEREST	104.3	0.65	110.0	0.73	250.7	0.68	265.0	0.77
EARNINGS BEFORE TAX EXPENSE	432.8	2.68	338.3	2.23	976.6	2.65	828.0	2.40
TAX EXPENSE	165.5	1.03	129.3	0.85	372.8	1.01	312.6	0.90
NET EARNINGS	$267.3	1.66%	$209.0	1.38%	$603.8	1.64%	$515.4	1.49%
NET EARNINGS PER BASIC COMMON SHARE	$0.38		$0.29		$0.86		$0.72
SHARES USED IN BASIC CALCULATION	701.9		719.0		704.2		720.5
NET EARNINGS PER DILUTED COMMON SHARE	$0.38		$0.29		$0.85		$0.71
SHARES USED IN DILUTED CALCULATION	709.1		725.3		712.5		727.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation. Certain per share amounts and percentages may not sum due to rounding.

Note: The Company defines FIFO gross margin as sales minus merchandise costs plus the Last-In First-Out (LIFO) charge.

(a)	Merchandise costs and operating, general and administrative expenses exclude depreciation expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $39.7 and $12.4 were recorded in the second quarter of 2007 and 2006, respectively. For the year-to-date period, LIFO charges of $60.0 and $22.6 were recorded for 2007 and 2006, respectively.

Table 2.
THE KROGER CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	August 18,	August 12,
	2007	2006
ASSETS
Current Assets
Cash	$133.8	$137.0
Cash - Temporary investments	30.4	666.1
Store deposits in-transit	564.0	541.7
Receivables	679.5	709.3
Inventories	4,577.4	4,428.1
Prepaid and other current assets	254.7	300.4
Total current assets	6,239.8	6,782.6

Property, plant and equipment, net	12,120.6	11,431.4
Goodwill, net	2,143.2	2,192.3
Other assets	557.0	498.3
Total Assets	$21,060.6	$20,904.6

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities
Current portion of long-term debt, at face value, including
capital leases and lease-financing obligations	$1,202.3	$813.6
Accounts payable	3,833.8	3,628.9
Accrued salaries and wages	755.9	686.2
Deferred income taxes	170.4	217.3
Other current liabilities	2,059.0	2,195.2
Total current liabilities	8,021.4	7,541.2

Long-term debt including capital leases and lease-
financing obligations
Long-term debt, at face value, including capital leases
and lease-financing obligations	5,452.8	6,131.1
Adjustment to reflect fair value interest rate hedges	29.5	13.7
Long-term debt including capital leases and
lease-financing obligations	5,482.3	6,144.8

Deferred income taxes	293.0	808.7
Other long-term liabilities	2,306.1	1,754.7
Total Liabilities	16,102.8	16,249.4

Shareowners' equity	4,957.8	4,655.2
Total Liabilities and Shareowners' Equity	$21,060.6	$20,904.6

Total common shares outstanding at end of period	687.8	716.2
Total diluted shares year to date	712.5	727.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 3.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	YEAR TO DATE
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$603.8	$515.4
Adjustment to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	714.6	677.7
LIFO charge	60.0	22.6
Stock option expense	48.1	38.9
Expense for Company-sponsored pension plans	33.1	78.1
Deferred income taxes	(13.0)	(63.7)
Other	23.6	54.9
Changes in operating assets and liabilities, net
of effects of acquisitions:
Store deposits in-transit	50.0	(53.1)
Receivables	90.1	(29.2)
Inventories	(10.9)	35.1
Prepaid expenses	303.2	256.7
Accounts payable	26.1	116.6
Accrued expenses	(54.2)	47.6
Income tax payables and receivables	305.5	290.4
Contribution to Company-sponsored pension plan	(50.2)	(150.0)
Other long-term liabilities	25.1	7.9
Net cash provided by operating activities	2,154.9	1,845.9

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(1,074.6)	(763.3)
Payments for acquisitions	(85.5)	—
Proceeds from sale of assets	22.8	75.1
Other	(32.3)	(13.6)
Net cash used by investing activities	(1,169.6)	(701.8)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lease-financing transactions	3.2	—
Proceeds from issuance of long-term debt	300.0	—
Payments for long-term debt	(534.0)	(267.3)
Payments on bank revolver	(152.1)	—
Dividends paid	(99.1)	(47.0)
Proceeds from issuance of common stock	181.5	76.5
Treasury stock purchases	(710.2)	(295.2)
Decrease in book overdrafts	4.1	(38.1)
Other	(3.7)	20.1
Net cash used by financing activities	(1,010.3)	(551.0)

NET INCREASE (DECREASE) IN CASH	(25.0)	593.1

CASH AT BEGINNING OF YEAR	189.3	210.0
CASH AT END OF QUARTER	$164.3	$803.1

Reconciliation of capital expenditures
Payments for capital expenditures	$(1,074.6)	$(763.3)
Changes in construction-in-progress payables	37.9	(47.8)
Total capital expenditures	$(1,036.7)	$(811.1)

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$245.5	$274.6
Cash paid during the year for income taxes	$26.1	$44.6

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information
(in millions, except percentages)
(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance. Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger's financial results reported in accordance with GAAP. Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	SECOND QUARTER
	2007	2006
INCLUDING FUEL CENTERS	$14,327.8	$13,536.8
EXCLUDING FUEL CENTERS	$13,054.3	$12,417.3

INCLUDING FUEL CENTERS	5.8%	7.9%
EXCLUDING FUEL CENTERS	5.1%	6.0%

COMPARABLE SUPERMARKET SALES (b)

	SECOND QUARTER
	2007	2006
INCLUDING FUEL CENTERS	$14,781.3	$13,931.0
EXCLUDING FUEL CENTERS	$13,453.5	$12,773.6

INCLUDING FUEL CENTERS	6.1%	8.2%
EXCLUDING FUEL CENTERS	5.3%	6.2%

Note: Fuel sales have a very low FIFO gross margin rate, OG&A rate, and operating margin rate, as compared to corresponding rates on non-fuel sales. As a result, the Company discloses such rates excluding the effect of retail fuel operations.

(a)	Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters and is not scheduled to be closed.

(b)	Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations, and is not scheduled to be closed.

Table 5. Reconciliation of Total Debt to Net Total Debt
(in millions)
(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity. Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company's credit facility. Net total debt should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the second quarter of 2007 to the balances in the second quarter of 2006 and the fourth quarter of 1999.

	August 18,	August 12,		January 29,
	2007	2006	Change	2000	Change
Current portion of long-term debt, at face value, including
capital leases and lease-financing obligations	$1,202.3	$813.6	$388.7	$591.5	$610.8
Long-term debt, at face value, including capital leases
and lease-financing obligations	5,452.8	6,131.1	(678.3)	8,422.5	(2,969.7)
Adjustment to reflect fair value interest rate hedges	29.5	13.7	15.8	—	29.5
Total debt	$6,684.6	$6,958.4	$(273.8)	$9,014.0	$(2,329.4)

Temporary cash investments	(30.4)	(666.1)	635.7	—	(30.4)
Investments in debt securities	—	—	—	(68.8)	68.8
Prepaid employee benefits	—	—	—	(200.0)	200.0
Net total debt	$6,654.2	$6,292.3	$361.9	$8,745.2	$(2,091.0)

Table 6. Adjusted Earnings Per Diluted Share
(unaudited)

The adjusted earnings per diluted share amount illustrated below should not be considered as a GAAP measure of performance. It is included for purposes of calculating anticipated fiscal year 2007 earnings per diluted share.

Fiscal Year
2006
Reported earnings per diluted share	$1.54
Adjustments to deferred tax accounts	(0.03)
Estimated earnings per share for 53rd week	(0.07)
Legal reserve charge	0.03
Adjusted earnings per diluted share	$1.47